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                                                                    Exhibit 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Energy East Corporation of our report dated January 26, 2001 relating to the financial statements and financial statement schedule, which appears in Energy East Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
April 20, 2001